                      AMERICAN NORTEL COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                     1999         1998
                                                  2ND QUARTER  2ND QUARTER
                                                 ------------  -----------
BASIC EARNINGS PER SHARE: (NOTE 1)

Common shares outstanding, beginning of period     15,403,785  15,153,785

Effects of weighting shares:
   Weighted common shares issued                            -    (772,179)
                                                 ------------  -----------

Weighted average number of common shares           15,403,785  14,381,606
                                                 ============  ===========
   outstanding

Net Income                                       $ 699,266.33  895,617.67
                                                 ============  ===========

Earnings Per Share                                       0.05        0.06
                                                 ============  ===========


DILUTED EARNINGS PER SHARE: (NOTE 1)

Common shares outstanding, beginning of period     15,403,785  15,153,785

Effects of weighting shares:

   Weighted common shares issued                            -    (772,179)
   10% convertible debentures                               -       5,844
                                                 ------------  -----------

Weighted average number of common shares and
   common equivalent shares outstanding            15,403,785  14,387,450
                                                 ============  ===========

Net Income                                       $ 699,266.33  895,617.67
                                                 ============  ===========

Earnings Per Share                               $       0.05        0.06
                                                 ============  ===========


NOTE  1:
--------

     Earnings per common share and common equivalent share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The Company's 10% convertible debentures are considered to be common stock equivalents. Consequently, the number of shares issuable, assuming full conversion outstanding of these debentures as of the beginning of the fiscal year, is added to the number of common shares. A fully diluted earnings per share is computed assuming conversion of all debentures.